SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)              August 13 ,1997
                                                              ---------------


                                GKN HOLDING CORP.
               (Exact Name of Registrant as Specified in Charter)



         Delaware                     0-21105                    11-3229358
----------------------------       -------------             -----------------
(State or Other Jurisdiction       (Commission                (IRS Employer
    of Incorporation)               File Number)            Identification No.)




61 Broadway, New York, New York                                 10006
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(Address of Principal Executive Offices)                    (Zip Code)



Registrant's telephone number, including area code    (212) 509-3800



                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)




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Item 5.  Other Events.

On August 13, 1997, GKN Holding Corp.'s primary operating subsidiary, GKN Securities Corp. (GKN), seven of GKN's executive officers and senior managers and twenty-two of its current or former brokers reached settlements with NASD Regulation, Inc. (NASDR) resolving a previously disclosed NASDR investigation concerning markups on warrants of seven companies GKN underwrote and for which GKN was a market maker during the period from December 1993 through April 1996. According to NASDR, the firm and its "management committee" failed to take into account the volume of GKN's trading in these securities and failed to ascertain whether it should have priced these securities based on the firm's contemporaneous cost, rather than computing markups based on the best bid and offer. As a result, NASDR alleged that GKN charged excessive markups over the firm's contemporaneous cost in these warrants.

The settlement was entered into by GKN and its personnel without admitting or denying NASDR's allegations. In its settlement, GKN consented to findings that it violated the NASD's Conduct Rules and to sanctions including a censure, restitution to its retail customers of $1,473,000 (that amount includes interest of $314,000), payment of a $250,000 fine, disclosure of brokers' compensation greater than 10%, and the appointment of an independent consultant to review GKN's policies, practices and procedures relating to the fair pricing and commissions charged to customers and to related supervisory and compliance policies and structure. GKN also agreed to implement any recommendations made by the independent consultant.

Certain executive officers and senior managers at GKN also consented, without admitting or denying NASDR's allegations, to findings that they violated the NASD's Conduct Rules and to censures, fines ranging from $10,000 to $100,000, and the suspensions described below. David Nussbaum, GKN's Chairman and Chief
Executive Officer, Roger Gladstone, GKN's President, Robert Gladstone, its Executive Vice President, Richard Buonocore, the firm's Head Trader, and Vincent Bruno, its Director of Compliance, will each be suspended from association in any capacity with any member of the NASD for 30 days. These suspensions will be scheduled so that there is no interruption in the firm's ability to conduct its business. Robert Gladstone, David Greenberg, GKN's Director of Operations, and Martin Schaffer, Manager of its Boca Raton office, will be suspended from supervisory positions for periods of three months, ten days, and seven days respectively. The total amount of fines agreed to by these executive officers and senior managers is $305,000.

Simultaneously with the foregoing, and also without admitting or denying NASDR's allegations, twenty-two current or former GKN brokers consented to findings that, in violation of the NASD's Conduct Rules, they charged unfair prices to their customers in the sale of these warrants based on the gross compensation they received. These brokers agreed to censures, fines in a range from $3,000 to $25,000, and to suspensions from association with any NASD member. The total amount of fines agreed to by these brokers is $188,500.

In its settlement, GKN stated that it has implemented procedures designed to identify possible market anomalies and enable the firm to adjust its pricing mechanisms to meet regulatory requirements on a timely basis, adopted new or modified trading and commission policies, and is introducing upgraded systems to assist in monitoring trading and market activity and other compliance and supervisory functions.

In its Form 10-Q for the quarter ended April 30, 1997, the Company stated that based upon the amounts then provided for in its consolidated financial statements it believed that the resolution of the NASDR investigation would not have a material adverse effect on the Company's financial condition. As a result of the final settlement, the Company will reflect an additional provision of $800,000 during the quarter ended July 31, 1997.


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                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     GKN HOLDING CORP.


Dated:  August 21, 1997                              /s/ Peter R. Kent
                                                     -----------------
                                                      Peter R. Kent
                                                   Chief Operating Officer and
                                                     Chief Financial Officer



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